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                                                                   Exhibit 10.10


                               SERVICES AGREEMENT

      THIS SERVICES AGREEMENT (this "Agreement") dated as of November 2, 2005 between Euroseas Ltd. (the "Company"), Eurobulk Ltd. (the "Consultant").

                             W I T N E S S E T H :

      WHEREAS, the Company desires to engage Consultant to provide the services specified herein to the Company, and Consultant desires to be so engaged by the Company, all subject to the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto do hereby agree as follows:

      1. Duties of Consultant. During the term of this Agreement as provided in Section 2 below, Consultant will be engaged as an independent contractor to provide the services specified herein to the Company and its subsidiaries and Consultant agrees to such engagement, upon the terms and conditions herein set forth. During such term, Consultant shall render advice and provide executive services to the Company from time to time, including, but not limited to, the services of a Chief Executive Officer, a Chief Financial Officer and a Secretary and such other matters as may be mutually agreed between Consultant and the Company (the "Services"). The Services shall include (a) the authority and responsibilities consistent with the foregoing executive positions and (b) such other services as the Board of Directors of the Company may deem necessary and relevant.

      2. Term of Agreement. The engagement of Consultant hereunder shall continue through June 30, 2010 (the "Initial Term"), and shall be automatically renewed thereafter on an annual basis unless terminated by the Company or Consultant by written notice to the other on or before the 90th day preceding any scheduled termination date, unless sooner terminated as hereinafter provided in Section 7 below.

      3. Place of Performance. Consultant shall render the Services at one or more suitable locations selected by the parties.

      4. Staffing Requirement. The Services supplied by Consultant shall only be performed by the following persons: President and Chief Executive Officer by Aristides J. Pittas; Chief Financial Officer and Treasurer by Anastasios Aslidis; and Secretary by Stephania Karmiri. Any other person performing any of the Services must first be approved by the Company in writing.

      5. Compensation. In consideration of Consultant's services provided hereunder, the Company agrees to pay Consultant a consulting fee at the rate of $500,000 per anuum payable in advance in four quarterly installments. This amount will be adjusted annually for inflation.

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      6.    Expenses. In order to facilitate Consultant's carrying out its duties hereunder, the Company shall promptly reimburse Consultant for all reasonable expenses paid or incurred by it, its employees or agents in connection with the performance of its duties hereunder, upon presentation by Consultant of an itemized accounting therefor in accordance with the policies of the Company.

      7. Termination. (a) In the event of Consultant's willful misconduct (not including negligence) in any material respect or its material breach of, or material failure to perform, its duties or responsibilities hereunder, the Company may terminate Consultant's engagement hereunder at any time for cause by giving written notice to Consultant stating the cause for such termination.

      (b) If Consultant is unable to perform its duties hereunder by reason of mental or physical illness or other incapacity of its designated and approved employees continuing for a period of twelve (12) consecutive months, the Company may, at any time after the expiration of such twelve-month period and prior to such employee's recovery from such illness or incapacity, elect to terminate Consultant's engagement hereunder by giving written notice of such election to Consultant.

      (c) Either party may terminate this Agreement on at least 90 days' written notice prior to the end of the Initial Term or prior to the expiration of any applicable renewal term.

      (d) The parties, by mutual agreement, may terminate this Agreement at any time.

      8. Confidential Information. Consultant agrees that, during its engagement by the Company and at all times thereafter, it will not disclose to others except to its employees, agents, advisors or representatives, directly or indirectly, any confidential information, which is in the nature of trade secrets, relating to the business, prospects or plans of any of the Company. Upon termination of the engagement with the Company, Consultant shall surrender to the Company any and all work papers, reports, manuals, documents and the like (including all originals and copies thereof) in its or its agents or representatives' possession which contain any such confidential information.

      9. Nonexclusive Engagement. During the term of this Agreement, Consultant shall be permitted to engage in such other business activities and perform services for entities other than the Company; provided, however, Consultant shall at all times provide sufficient staffing to satisfactorily perform the Services to be provided hereunder and Consultant's engagement in rendering services to entities other than the Company shall not substantially interfere with or adversely affect its provision of the Services hereunder.

      10. Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given and received when delivered personally or three (3) days


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after mailing, if mailed by registered or certified mail, return receipt requested. Either party may change its mailing address for the purposes of this Agreement by notice to the other as herein provided.

      11. Authority. The Company represents to Consultant that this Agreement has been duly authorized on behalf of the Company by its Board of Directors. Consultant represents to the Company that this Agreement has been duly authorized on behalf of the Consultant by its Board of Directors, that it is free to enter into this Agreement and that its entering into this Agreement does not violate any obligation that it has to any other person or legal entity.

      12. Separability. In the event that any provision of this Agreement would be held to be invalid or unenforceable for any reason unless narrowed by construction, this Agreement shall be construed as if such invalid or unenforceable provision had been more narrowly drawn so as not to be invalid or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement.

      13.   Miscellaneous.

      (a) This Agreement sets forth the entire understanding of the Company and Consultant with respect to the subject matter hereof and cannot be amended or modified except by a writing signed by each of the parties hereto. No waiver of any term, condition or obligation of this Agreement shall be valid unless in writing and signed by the waiving party. No failure or delay by either the Company or Consultant in exercising any right or remedy under this Agreement will waive any provision of this Agreement, nor will any single or partial exercise by either the Company or Consultant of any right or remedy under this Agreement preclude any of them from otherwise or further exercising the rights or remedies contained herein, or any other rights or remedies granted by any law or any related document.

      (b) The Section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said Sections.

      (c) This Agreement shall be deemed to be a contract under the laws of the State of New York and shall be construed and enforced in accordance with the laws of said state.

      (d) This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which, taken together, shall constitute a single original document.

      (e) It is understood and agreed among the parties that in rendering services hereunder, Consultant is an independent contractor of the Company and shall not be deemed to constitute a director, officer or employee of the Company solely in respect of this Agreement.

      (f) The Company shall have no obligation to any person entitled to the benefits of this Agreement with respect to any tax obligation any such person incurs as a result of


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or attributable to this Agreement or arising from any payments made or to be made hereunder or thereunder.

      (g) The provisions of this Agreement which by their terms call for performance subsequent to termination of this Agreement shall so survive such termination.

      (h) This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other parties hereto.

      (i)   (1)   The Company hereby confirms to and agrees with Consultant with respect to any and all matters arising out of or in connection with its engagement as a consultant hereunder, that Consultant shall be entitled to receive the benefits of all indemnification provisions contained in the bylaws of the Company to the fullest extent permitted by applicable law at the time of the assertion of any liability against Consultant. Without limiting the generality of the foregoing, the Company hereby covenants and agrees that Consultant shall be entitled to receive any and all indemnification to which Consultant would have been entitled had it or they acted as an officer or director of the Company, including, without limitation, such indemnification benefits as may hereafter be extended or otherwise made available by the Company to its executive officers.

            (2) Consultant shall cooperate fully with the Company in the prosecution or defense, as the case may be, of any and all actions, governmental inquiries or other legal proceedings in which Consultant's assistance may be requested by the Company. Such cooperation shall include, among other things, making documents in Consultant's custody or control available to the Company or its counsel, making itself available for interviews by the Company or its counsel, and making itself available to appear as a witness, at deposition, trial or otherwise. Any and all reasonable and necessary vouchered out-of-pocket expenses incurred by Consultant in fulfilling its obligations under this paragraph 13(i) shall be reimbursed by the Company.

            (3) The provisions of this Section 13(i) shall survive the termination or expiration of this Agreement.


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      IN WITNESS WHEREOF, the parties have executed this Services Agreement as of the date first written above.


                                          Euroseas Ltd.


                                          By: /s/ Aristides J. Pittas
                                              ----------------------------------
                                          Name:  Aristides J. Pittas
                                          Title: Chief Executive Officer


                                          Eurobulk Ltd.


                                          By: /s/ Marcos C. Vassilikos
                                              ----------------------------------
                                          Name:  Marcos C. Vassilikos
                                          Title: Managing Director


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